Exhibit 99.1

Harris Corporation Announces Full Redemption of 5% Notes Due 2015

MELBOURNE, Florida, April 26, 2013 — Harris Corporation (NYSE:HRS) today announced that it is exercising its option to redeem in full the entire outstanding $300 million principal amount of its 5% Notes due October 1, 2015 (the “Notes”) in accordance with the terms of the Notes and of the Indenture, dated as of September 3, 2003 (the “Indenture”), between Harris and The Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which the Notes were issued.

The Notes will be redeemed in full on May 28, 2013 (the “Redemption Date”) at a “make-whole” redemption price equal to the greater of: (1) 100% of the principal amount of the Notes being redeemed, and (2) the sum of the present values of the remaining scheduled payments of the principal and interest (other than interest accruing to the Redemption Date) on the Notes being redeemed, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Notes and calculated on the third business day preceding the Redemption Date) plus 15 basis points, as set forth in the Notes; along with accrued and unpaid interest on the principal amount of the Notes being redeemed to, but not including, the Redemption Date. On and after the Redemption Date, the Notes will no longer be deemed outstanding, interest on the Notes will cease to accrue, and all rights of the holders of the Notes will terminate, except for the right to receive such redemption payment upon surrender of the Notes.

The trustee is mailing to registered holders of the Notes Harris’ notice of redemption containing information required by the terms of the Notes and the Indenture. To obtain copies of the notice or address questions related to the redemption, contact the trustee by calling Bondholder Relations at (800) 254-2826.

This press release is for informational purposes only and does not constitute an offer to purchase or sell, or the solicitation of an offer to purchase or sell, with respect to the Notes or any other securities.

About Harris Corporation
Harris is an international communications and information technology company serving government and commercial markets in more than 125 countries. Headquartered in Melbourne, Florida, the company has approximately $5.5 billion of annual revenue and about 15,000 employees — including 6,000 engineers and scientists. Harris is dedicated to developing best-in-class assured communications® products, systems and services. Additional information about Harris Corporation is available at harris.com.

Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to: statements regarding the redemption of notes and the amount and timing thereof. The company cautions investors that any forward-looking statements are subject to risks and uncertainties. The company’s forward-looking statements could be affected by many factors, including but not limited to: the actual amount and timing of the redemption of notes. Further information relating to factors that may impact the company’s results and forward-looking statements are disclosed in the company’s filings with the SEC. The forward-looking statements contained in this release are made as of the date of this release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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Investor Relations inquiries: Pamela Padgett at 321-727-9383, or pamela.padgett@harris.com

Media inquiries: Jim Burke at 321-727-9131, or jim.burke@harris.com

For additional information, contact Harris Corporation at webmaster@harris.com.